EXHIBIT 23.1

               Consent of Chisholm Bierwolf, Nilson & Morrill, LLC

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148018 of our report dated May 15, 2009, with respect to the consolidated financial statements and schedule of Jade Art Group, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2008.


/s/ Chisholm, Bierwolf, Nilson & Morrill LLC

Bountiful, Utah
May 18, 2009